Investor Presentation Fourth Quarter 2016 Exhibit 99.1

Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only management’s beliefs regarding future events and current expectations, many of which, by their nature, are inherently uncertain and outside of the control of the Corporation. It is possible that the Corporation's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated or implied in these forward-looking statements. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2015, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, and our other filings with the Securities and Exchange Commission for a discussion of some of the risks and important factors that could affect the Corporation’s future results and financial condition. Those filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.SEC.gov). The Corporation does not undertake to update or revise any forward-looking statement to reflect events or circumstances that may arise after the date of such statements.

1 See slide 17 for reconciliation to GAAP figures 2016 Full Year Highlights NPLs decreased by $44 million YoY; ratio at 2.5% NPL inflows, excluding consumer loans, down by $15 million YoY NCO ratio of 0.76% compared to 0.98% last year Credit (excluding covered loans) Net income of $217 million; Adjusted net income of $358 million¹ Strong margins: Popular, Inc. 4.22%, BPPR 4.61% Earnings Robust capital; Common Equity Tier 1 Capital ratio of 16.5% Strong DFAST results Year-end tangible book value per share of $43.12 Capital Year Events U.S. loan growth of 17% YoY Bulk sale of approximately $110 million of Westernbank NPAs Exited PREPA exposure Loss on FDIC arbitration of $172 million ($131 million net of tax)

Continued strengthening deposit franchise Total deposits rose $2.3 billion or 10% from 2015 Non-public sector deposits grew $784 million Market Leadership One million customers are enrolled in online banking; 200+ thousand new enrollments in 2016 Approximately 700 thousand active online retail customers; 74% use mobile devices Captured approximately 40% of total deposit transactions through digital channels Digital Transformation Consistent growth of customer base Reaching 1.65 million customers Approximately 67% of P.R.’s banked population has a relationship with popular2 ¹ Source: Puerto Rico Office of the Commissioner of Financial Institutions, COSSEC, and 10K Reports. Information included pertains to PR Commercial Banks and Credit Unions. 2 Source: Inmark’s 2016 Financial Behavior of Individuals - Puerto Rico. 1 1 Puerto Rico’s Banking Franchise P.R. Market Share Trend Our Customer Base

Q4 2016 Highlights NPAs decreased by $31 million QoQ; NPL ratio stable at 2.5% NPL inflows, excluding consumer loans, decreased $10 million QoQ NCO ratio increased from previous quarter to 1.0% Credit (excluding covered loans) Net loss of $4.1 million; Adjusted net income of $88.5 million1 Net interest margin: Popular, Inc. 4.02%, BPPR 4.39% Loss related to FDIC arbitration of $117 million ($87 million net of tax) Earnings Robust capital; Common Equity Tier 1 Capital ratio of 16.5% Capital Increased quarterly common stock dividend to $0.25 per share Authorized common stock repurchase program of $75 million Subsequent Events 1 See slide 7 for reconciliation to GAAP figures

P.R. Public Sector Exposure Our direct exposure to the P.R. Government, instrumentalities, and municipalities is $584 million, of which approximately $529 million is outstanding. The outstanding balance increased by $5 million from the prior quarter. Exposure to P.R. Government  securities consists mainly of senior COFINA bonds ($17 million) Central Government & Public Corporations Municipalities Obligations of municipalities are backed by real and personal property taxes, municipal excise taxes, and a percentage of the sales and use tax Indirect exposure includes loans or securities that are payable by non-governmental entities and have a government guarantee to cover any shortfall in collateral in the event of borrower default. Majority are single-family mortgage related Indirect Exposure 1 Numbers may not add to total due to rounding. Outstanding P.R. government exposure 1 ($ in millions) Loans Securities Total Central Government 0 17 $ 17 $ Public Corporations PRASA 0 0 0 PREPA 0 0 0 Total Central Govt & Public Corp. 0 17 17 as % of Tier 1 Risk-Based Capital 0.4% Municipalities 459 53 512 Direct Government Exposure 459 $ 71 $ 529 $ Indirect Exposure 356 $ 49 $ 406 $

Financial Summary (GAAP) .

GAAP Reconciliation Refer to the Significant Events slide in the Appendix for additional information of the above mentioned transactions impacting the quarter’s results (Unaudited) ($ in thousands) Pre-tax Impact on net income U.S. GAAP Net loss (4,105) $ Non-GAAP Adjustments: FDIC arbitration award 1 116,833 (30,123) 3 86,710 Other FDIC - LSA adjustments 2 9,874 (2,797) 3 7,077 Income from discontinued operations 4 (2,015) 880 (1,135) Adjusted Net income (Non-GAAP) 88,547 $ 4 Represents income from discontinued operations associated with the BPNA reorganization. Q4 2016 Income tax effect 1 Represents the arbitration decision denying BPPR's request for reimbursement in certain shared loss claims. 2 Additional adjustments, including prior period recoveries, related to restructured commercial loans to reduce the indemnification asset to its expected realizable value. 3 Gains and losses related to assets acquired from Westernbank as part of the FDIC assisted transaction are subject to the capital gains tax rate of 20%. Other items related to the FDIC loss-sharing agreements are subject to the statutory tax rate of 39%.

Capital Note: Capital ratios for the current quarter are preliminary Strong 2016 DFAST results Popular’s capital levels remain robust with Common Equity Tier 1 of 16.5% Increased quarterly common stock dividend to $0.25 per share Authorized common stock repurchase program of $75 million Popular, Inc. (%)

Non-Performing Assets Highlights NPAs, including covered loans, decreased by $31 million QoQ NPLs, excluding covered loans, decreased by $21 million QoQ P.R. NPLs at $533 million, or 3.1% of loans, down by $19 million, mainly driven by lower mortgage and commercial NPLs of $13 million and $7 million, respectively U.S. NPLs at $25 million, or 0.5% of loans, down by $3 million, mostly mortgage NPLs OREO down by $10 million QoQ, mostly driven by higher P.R. residential property sales Differences due to rounding Non-Performing Assets (including covered assets) ($ in millions) Non-Performing Loans (excluding covered loans) ($ in millions)

NPL Inflows Total NPL Inflows ($ in millions) Highlights Total NPL inflows down by $10 million QoQ P.R. commercial inflows, including construction, up by $3 million P.R. mortgage inflows down by $11 million U.S. mortgage inflows down by $2 million Excludes consumer loans Metrics exclude covered loans. Differences due to rounding Mortgage NPL Inflows ($ in millions) Commercial, Construction, and Legacy NPL Inflows ($ in millions)

NCOs and NCO-to-Loan Ratio ($ in millions) Provision and Provision-to-NCO Ratio ($ in millions) Additional Credit Metrics Highlights Net charge offs (NCOs) increased by $21 million from Q3 2016. Excluding a $7 million recovery related to the sale of previously charged-off loans in Q3 2016, NCOs increased by $14 million driven by: Higher P.R. commercial NCOs of $6 million due to a single borrower that was previously reserved Higher P.R. mortgage NCOs of $6 million NCO ratio at 1.00% vs. 0.63% in Q3 2016 Allowance for loan and lease losses (ALLL) at $510 million, decreasing by $15 million QoQ, in part driven by the charge-off of the previously reserved commercial loan ALLL-to-loans ratio at 2.24% vs. 2.33% in Q3 2016 ALLL-to-NPL ratio stable at 91% QoQ Provision at $41 million vs. $43 million in Q3 2016 Provision-to-NCO ratio of 73% compared to 121% in Q3 2016 Metrics exclude covered loans. Differences due to rounding ALLL, ALLL-to-NCO and ALLL-to-NPL Ratios ($ in millions)

Driving Shareholder Value Capital Increased capital return Robust capital with Common Equity Tier 1 Capital of 16.5% Earnings Unique franchise in P.R. generating strong and stable revenue Continued loan growth in the U.S. Additional Value EVTC ownership and Banco BHD León stake

APPENDIX Investor Presentation Fourth Quarter 2016

Corporate Structure – Popular, Inc.

Franchise

Industry	Financial services
Headquarters	San Juan, Puerto Rico
Assets	$39 billion (among top 50 BHCs in the U.S.)
Loans	$23 billion
Deposits	$30 billion
Banking branches	231 in Puerto Rico, New York, New Jersey, Florida and U.S. and British Virgin Islands
NASDAQ ticker symbol	BPOP
Market Cap	$5 billion

Summary Corporate Structure

POPULAR

Assets = $39 billion



Banco Popular de Puerto Rico
Popular Securities LLC
Popular's Insurance Subsidaries
Popular North America, Inc.
Holding Companies (Including Equity Investments)
Popular Auto, LLC
Banco Popular North America[1]
Puerto Rico Operations
Assets = $30 billion
United States Operations
Assets = $9 billion

Selected equity investments

EVERTEC and Banco BHD León under Corporate segment and joint ventures under BPPR segment

EVERTEC
- Transaction processing, business processes outsourcing
- 16.05% stake
- Adjusted EBITDA of $187 million for the year ended September 30, 2016

Banco BHD León
- Dominican Republic bank
- 15.84% stake
- 2015 net income of $147 million

PRLP 2011 Holdings, LLC
- Construction and commercial loans vehicle
- 24.9% stake

PR Asset Portfolio 2013-1 International, LLC
- Construction, commercial loans and OREOs vehicle
- 24.9% stake

POPULAR

Information as of December 31, 2016

[1] Doing business as Popular Community Bank

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De-Risked Loan Portfolios The Corporation has de-risked its loan portfolios by reducing its exposure to asset classes with historically high loss content The P.R. commercial portfolio reductions include: Commercial portfolio, including construction, has decreased from 55% of total loans held-in-portfolio to 42% Construction portfolio is down by 93% since Q4 2007 SME1 lending is down by 51% from Q4 2007 Collateralized exposure now represents a larger portion of consumer loan portfolio Unsecured loan credit quality has improved as overall FICO scores have increased Differences due to rounding (Excluding covered loans) ($ in millions) Highlights 1 Small and Medium Enterprise 2 NCOs distribution represents the percentage allocation of net charge-offs from Q1 2008 through Q4 2016 per each loan category, excluding net charge-offs from previously covered loans up to Q2 2015.

Earnings Release-Financial Highlights (Unaudited) ($ in thousands) Q4 2016 Significant events Net interest income 355,405 $ Non-interest income (175) Includes the charge of $116.8 million related to the FDIC arbitration award and $9.9 million additional adjustments, including prior period recoveries, related to restructured commercial loans to reduce indemnification asset to its expected realizable value Total provision for loan losses 41,365 Total operating expenses 320,871 Loss from continuing operations before income tax (7,006) Income tax benefit (1,766) Loss from continuing operations (5,240) Income from discontinued operations, net of tax 1,135 Includes the reversal of approximately  $2 million of indemnification reserve related to the sale of BPNA California region Net loss (4,105) $

GAAP Reconciliation YTD - 2016

(Unaudited) *($ in thousands)*	YTD 2016		
	Pre-tax	Income tax effect	Impact on net income
U.S. GAAP Net income			$ 216,691
Non-GAAP Adjustments:			
Impact of EVERTEC Restatement [1]	2,173	-	2,173
Bulk Sale of WB loans and OREO [2]	(891)	347 [4]	(544)
FDIC arbitration award [3]	171,757	(41,108) [4]	130,649
Goodwill impairment charge [5]	3,801	-	3,801
Other FDIC - LSA adjustments [6]	8,806	(2,380) [4]	6,426
Income from discontinued operations [7]	(2,015)	880	(1,135)
Adjusted net income (Non-GAAP)			$ 358,061

[1]Represents Popular Inc.'s proportionate share of the cumulative impact of EVERTEC restatement and other corrective adjustments to its financial statements, as disclosed in EVERTEC's 2015 Annual Report on Form 10K.Due to the preferential tax rate on the income from EVERTEC, the tax effect of this transaction was insignificant to the Corporation.

[2]Represents the impact of the bulk sale of Westernbank loans and OREO.

[3]Represents the arbitration decision denying BPPR's request for reimbursement in certain shared loss claims.

[4]Gains and losses related to assets acquired from Westernbank as part of the FDIC assisted transaction are subject to the capital gains tax rate of 20%. Other items related to the FDIC loss-sharing agreements are subject to the statutory tax rate of 39%.

[5]Represents goodwill impairment charge in the Corporation's securities subsidiary.

[6]Additional adjustments, including prior period recoveries, related to restructured commercial loans to reduce the indemnification asset to its expected realizable value.

[7]Represents income from discontinued operations associated with the BPNA reorganization.

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GAAP Reconciliation YTD - 2015

(Unaudited) *($ in thousands)*	YTD 2015		
	Pre-tax	Income tax effect	Impact on net income
U.S. GAAP Net income			$ 895,344
Non-GAAP Adjustments:			
BPNA Reorganization [1]	17,065	-	17,065
Doral Transaction [2]	25,576	(7,690)	17,886
OTTI [3]	14,445	(2,486)	11,959
Reversal DTA - PNA [4]	-	(589,030)	(589,030)
Loss on Bulk Sale of Covered OREOs [5]	4,391	(1,712)	2,679
Adjustment to FDIC Indemnification Asset [6]	10,887	(2,177)	8,710
MSR's Acquired [7]	(4,378)	1,707	(2,671)
Impairment of Loans Under Proposed Portfolio Sale [8]	15,190	(5,924)	9,266
Bulk Sale [9]	5,852	(2,282)	3,570
Adjusted net income (Non-GAAP)			$ 374,778

[1] Represents restructuring charges associated with the reorganization of BPNA. The impact of the partial reversal of the valuation allowance of the deferred tax asset at BPNA corresponding to the income for the year 2015 was reflected in the effective tax rate, effectively reducing the income tax expense by the benefit of such reversal.

[2] Includes approximately $0.8 million of fees charged for loan servicing cost to the FDIC, $2.1 million of fees charged for services provided to the alliance co-bidders, personnel costs related to former Doral Bank employees retained on a temporary basis and incentive compensation for an aggregate of $7.1 million, building rent expense of Doral Bank's administrative offices for $4.1 million, professional fees and business promotion expenses directly associated with the Doral Bank Transaction and systems conversion for $16.0 million and other expenses, including equipment, business promotions and communications, of $1.3 million. Includes items corresponding to BPPR, which were taxed at 39% and items corresponding to BPNA, which had an effective tax rate of 0% due to the impact of the partial reversal of the valuation allowance, mentioned above.

[3] Represents an other than temporary impairment (" OTTI") recorded on Puerto Rico government investment securities available- for- sale. These securities had an amortized cost of approximately $41.1 million and a market value of $26.6 million. Based on the fiscal and economic situation in Puerto Rico, together with the government's announcements regarding its ability to pay its debt, the Corporation determined that the unrealized loss, a portion of which had been in an unrealized loss for a period exceeding twelve months, was other than temporary. The tax effect of this impairment is reflected at the capital gains rate of 20%, except for entities which had a full valuation allowance on its deferred tax asset.

[4] Represents the partial reversal of the valuation allowance of a portion of the deferred tax asset amounting to approximately $1.2 billion, at the U.S. operations.

[5] Represents the loss on a bulk sale of covered OREOs completed in the second quarter and the related mirror accounting of the 80% reimbursable from the FDIC.

[6] The quarter's negative amortization of the FDIC's Indemnification Asset included a $10.9 million expense related to losses incurred by the corporation that were not claimed to the FDIC before the expiration of the loss-share portion of the agreement on June 30, 2015, and that are not subject to the ongoing arbitrations. Gains and losses related to assets acquired from Westernbank as part of the FDIC assisted transaction are subject to the capital gains tax rate of 20% .

[7] Represents the fair value of mortgage servicing rights acquired for a portfolio previously serviced by Doral Bank, for which the Corporation acted as a backup servicer, under a pre-existing contract.

[8] Represents impairment based on the estimated fair value of loans acquired from Westernbank, that the Corporation has the intent to sell and are subject to the ongoing arbitration with the FDIC.

[9] Represents the impact of a bulk sale of loans at the BPPR segment, which had a book value of approximately $34.4 million.

POPULAR.

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Business Segments (GAAP) ¹ Non-fully taxable equivalent

Consolidated Credit Summary (Excluding Covered Loans)

$ in millions	Q4 16	Q3 16	Q2 16	Q1 16	Q4 15
Loans Held in Portfolio (HIP)	$22,774	$22,596	$22,541	$22,508	$22,346
Performing HFS	89	72	83	83	92
NPL HFS	-	-	40	43	45
Total Non Covered Loans	**$ 22,863**	**$ 22,668**	**$ 22,663**	**$ 22,633**	**$ 22,483**
Non-performing loans (NPLs)	**$558**	**$579**	**$578**	**$600**	**$602**
Commercial	$163	$171	$176	$198	$182
Construction	$0	$0	$3	$4	$4
Legacy	$3	$3	$4	$4	$4
Mortgage	$330	$346	$338	$335	$351
Consumer	$58	$57	$55	$56	$58
Leases	$3	$3	$3	$3	$3
NPLs HIP to loans HIP	**2.45%**	**2.56%**	**2.56%**	**2.66%**	**2.69%**
Net charge-offs (NCOs)	**$56**	**$35**	**$35**	**$42**	**$83**
Commercial	$8	$2	$4	$3	$42
Construction	$0	$1	($3)	$0	$3
Legacy	($0)	($1)	($1)	($0)	($0)
Mortgage	$21	$17	$13	$15	$14
Consumer	$27	$15	$21	$23	$23
Leases	$1	$1	$0	$2	$1
Write-downs/(recoveries)			**($5)**	**$0**	**$8**
NCOs to average loans HIP	1.00%	0.63%	0.63% [1]	0.76%	1.48% [1]
Provision for loan losses (PLL)	$41	$43	$45 [1]	$48	$52 [1]
PLL to average loans HIP	0.73%	0.76%	0.80% [1]	0.86%	0.93% [1]
PLL to NCOs	0.73x	1.21x	1.27x [1]	1.13x	0.63x [1]
Allowance for loan losses (ALL)	$510	$526	$518	$508	$503
ALL to loans HIP	2.24%	2.33%	2.30%	2.26%	2.25%
ALL to NPLs HIP	91.47%	90.73%	89.68%	84.80%	83.57%

[1] Excluding provision for loan losses and net write-downs (recoveries) related to the assets sales

POPULAR.

Differences due to rounding

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FDIC Loss Share Asset

Popular, Inc. Credit Ratings Our senior unsecured ratings have remained stable Moody’s B2 Negative Fitch BB- Stable Outlook S&P B+ Positive January Fitch raised to BB- from B+; outlook stable October Moody’s revised outlook to negative February Moody's placed BPOP on review for downgrade May Moody’s downgraded BPOP to B2; outlook negative February S&P placed BPOP on credit watch negative due to the general economic environment in Puerto Rico 2013 2014 2015 May Moody’s, as part of a recalibration of their bank rating model, upgraded BPOP from B2 to B1 with a stable outlook July On 7/10 S&P affirmed BPOP’s rating while maintaining a negative outlook March Moody’s placed BPOP on review for possible upgrade due to a change in their bank rating methodology September Moody’s downgraded BPOP to B2; outlook negative 2016 April S&P revised outlook to positive

Investor Presentation Fourth Quarter 2016